UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
October 2, 2008

MEADE INSTRUMENTS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22183 (Commission File Number)	95-2988062 (IRS Employer Identification No.)

6001 Oak Canyon Irvine, California (Address of principal executive offices)		92618-5200 (Zip Code)

(949) 451-1450

Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2008, Meade Instruments Corp. (the “Company”), advised Mr. Donald W. Finkle, the Company’s Senior Vice President of Operations that the Company was eliminating the position of Senior Vice President of Operations in an effort to further streamline and reduce the Company’s cost structure. As a result, Mr. Finkle’s employment with the Company was being terminated. Mr. Finkle’s last date of employment with the Company will be October 3, 2008. Mr. Finkle will receive one year of salary as severance and certain other benefits in accordance with his existing employment contract and the Executive Severance Agreement dated October 2, 2008, between the Company and Mr. Finkle.

A copy of the Executive Severance Agreement is attached as Exhibit 10.113.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Title or Description

10.113	Executive Severance Agreement, dated October 2, 2008, by and between Donald W. Finkle and Meade Instruments Corp.

99.1	Press Release, dated October 2, 2008, issued by Meade Instruments Corp.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2008	MEADE INSTRUMENTS CORP.

/s/ Paul E. Ross
Paul E. Ross,
Senior Vice President - Finance and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

10.113	Executive Severance Agreement, dated October 2, 2008, by and between Donald W. Finkle and Meade Instruments Corp.

99.1	Press Release, dated October 2, 2008, issued by Meade Instruments Corp.